Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-288365 on Form S-8 of our report dated March 12, 2026, relating to the financial statements of Jefferson Capital, Inc. in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

New York, NY

March 12, 2026